Exhibit 19.1
RITHM PROPERTY TRUST INC.

AMENDED AND RESTATED
INSIDER TRADING POLICY
This Amended and Restated Insider Trading Policy (this “Insider Trading Policy”) provides guidelines to all personnel, including employees, directors and officers of Rithm Property Trust Inc. (the “Company”) for transactions in the Company’s securities, including the units of Great Ajax Operating Partnership LP that are convertible for, or exchangeable into, the Company’s securities (collectively, the “Securities”), and the handling of confidential information about the Company and the companies with which it does business. In the discretion of the Chief Legal Officer (the “Chief Legal Officer”) of Rithm Capital Corp. (“Rithm”), the Insider Trading Policy may also apply to consultants and contractors to the Company who may come into possession of such information as a result of their work for the Company. This Insider Trading Policy also applies to employees of Rithm or any of its subsidiaries as if they were employees of the Company. All such individuals are subject to the pre-clearance and blackout restrictions, which are described separately in the Company’s Pre-clearance and Blackout Policy.
For purposes of this Insider Trading Policy, the Securities include any of the Company’s (i) equity securities, and any options or rights for such securities, which trade on the New York Stock Exchange under the ticker symbol “RPT”, (ii) debt securities and any other securities that the Company may issue from time to time, such as preferred shares, warrants and convertible debentures, units of common shares, options to purchase common shares and (iii) any other securities the Company may issue from time to time. The Securities also include derivative securities of any of the foregoing, even if not issued by the Company, such as exchange-traded options, as well as the units of Great Ajax Operating Partnership LP.
Transactions covered by this Insider Trading Policy include the purchase or sale, including any contract or offer to purchase or sell, the purchase or sale through the use of derivative arrangements, gifts, pledges or other transfers resulting in a change of beneficial ownership or investment decision making power, and participation in the decision to purchase or sell Securities, including the recommendation or advisement of such decision.
I. POLICY
It is the policy of the Company to comply with all insider trading laws and regulations.

II.    RESPONSIBILITY
Employees, officers and directors of the Company may create, use or have access to material information about the Company that is not generally available to the investing public (such information is referred to in this Insider Trading Policy as “material non-public information,” as explained in more detail below). Each individual has an important ethical and legal obligation to maintain the confidentiality of such information and not to engage in any transactions in the Securities while in possession of material non-public information. Each individual and the Company may be subject to severe civil and criminal penalties as a result of unauthorized disclosure of or trading in the Securities while in possession of material non-public information.
The Chief Legal Officer or, in his or her absence, the Chief Financial Officer, is responsible for the administration of this Insider Trading Policy.
III.    GUIDELINES
1.Prohibition. Every employee, officer and director of the Company is prohibited from:
(a)trading in the Securities while in possession of material non-public information, except as provided in Section 8 below;
(b)communicating such information to third parties other than those who need to know such information in connection with doing business with or for the Company;
(c)recommending the purchase or sale of the Securities while in the possession of material information that has not been publicly disclosed by the Company; and
(d)assisting anyone engaged in any of the above activities.
This prohibition also applies to information about, and the securities of, other companies (e.g., customers or suppliers) with which the Company has a relationship.
There are no exceptions to this Insider Trading Policy other than those described in Section 8 below. Engaging in transactions in the Securities that are otherwise necessary for personal reasons, such as personal financial commitments, are still prohibited if you possess material non- public information.
2.Transactions By Family Members; Entities Controlled by You. The prohibitions outlined in this Insider Trading Policy also apply to your “immediate family” members, including your spouse, minor children or others living in your home and any entities under your control. “Immediate family” also includes any child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother or father-in-law, son or daughter-in-law, or brother or sister-in-law (as well as other adoptive relationships) who shares your same household. The Company will hold you responsible for the conduct of your immediate family and any entities under your control.

3.Tipping Information to Others. You may not disclose any material non-public information to others, including your family members, friends or social acquaintances. This prohibition applies whether or not you receive any benefit from the other person’s use of that information. The Securities and Exchange Commission (the “SEC”) has imposed large penalties even when the disclosing person did not profit from the trading.
4.Material Non-Public Information.
Material Information. Information is considered “material” if there is a substantial likelihood that a reasonable investor would consider it important in making a decision to purchase, hold or sell the Securities (e.g., information regarding a possible merger or acquisition involving the Company, the introduction of important products or major marketing changes). In addition, any information that could affect the market for the Securities is material.
Non-public Information. Non-public information is any information that has not been disclosed generally to the investing public. Disclosure by press release or in the Company’s periodic reports filed with the SEC is necessary to make the information public.
Although it is not possible to list all types of material information, the following are a few examples of information that are particularly sensitive and should be treated as material:
•Financial results or changes to previously released financial results or estimates;
•Earnings information or earnings guidance;
•known but unannounced future earnings of losses or earnings guidance;
•execution or termination of significant contracts;
•news of a pending or proposed merger, acquisition, tender offer, joint venture or changes in assets;
•news of a disposition of significant assets;
•impending bankruptcy or financial liquidity problems;
•significant developments to the Company’s relationship with counterparties;
•changes in dividend policy;
•new product or announcements of a significant nature;
•new investments or financings or developments regarding investments or financings;
•share splits;
•new equity or debt offerings;

•defaults on senior securities, calls of securities for redemption, or repurchase plans;
•positive or negative developments in outstanding litigation or government actions;
•significant litigation exposure due to actual or threatened litigation;
•write-downs and additions to reserves for contingencies;
•expansion or curtailment of operations;
•changes in analyst recommendations or debt ratings;
•extraordinary borrowing or other financing transactions out of the ordinary course;
•changes in auditors or auditor notification that the Company may no longer rely on an audit report; and
•regulatory approvals or changes in regulations and any analysis of how they affect the Company changes in control or management.
If you have any question as to whether particular information is material or non-public, refer to the Regulation FD Policy and discuss with the Chief Legal Officer.
5.Inadvertent Disclosure. If material non-public information is inadvertently disclosed by any employee, officer or director to a person outside the Company who is not obligated to keep the information confidential, you should immediately report all the facts to the Chief Legal Officer so that the Company may take appropriate remedial action. As noted in the Company’s Fair Disclosure Policy, under SEC rules, the Company generally has only 24 hours after learning of an inadvertent disclosure of material non-public information to publicly disclose such information.
6.Short-term, Speculative Transactions. The Company has determined that there is a substantial likelihood for the appearance of improper conduct by Company personnel when they engage in short-term or speculative securities transactions. Therefore, Company personnel are prohibited from engaging in any of the following activities involving the Company’s shares, except with the prior written consent of the Chief Legal Officer:
(a)pledging Company securities;
(b)short sales;
(c)margining;
(d)hedging or monetization transactions;
(e)dividend reinvestment;
(f)buying or selling puts or calls; and

(g)engaging in derivative transactions relating to the Securities (e.g., exchange traded options, etc.).
7.Further Prohibition. From time to time, effective immediately upon notice or as otherwise provided by the Company, the Company may determine that other types of transactions, or all transactions, by Company personnel in the Securities shall be prohibited or shall be permitted only with the prior written consent of the Chief Legal Officer.
8.Pre-cleared, Pre-Planned Trading Programs Pursuant to SEC Rule 10b5-1. Notwithstanding any other guidelines contained herein, it shall not be a violation of this Insider Trading Policy or the Company’s Pre-clearance and Blackout Policy for Company personnel to sell (or purchase) securities of the Company under certain pre-planned trading programs adopted to purchase or sell securities in the future which are in compliance with SEC Rule 10b5-1. However, you may not enter into a trading program during a blackout period.
All pre-planned trading programs must be pre-cleared in advance, in writing, by the Chief Legal Officer. In addition, the Chief Legal Officer will need to ensure that the individual who wishes to establish the trading program does not, at the time of entering into the trading program, pose any material non-public information about the Company. Also, the Company may be aware of material non-public information (that the individual is unaware of) that may make it imprudent for the Chief Legal Officer to pre-clear the trading program at that time.
Each director, officer and other Section 16 insider understands that the approval or adoption of a pre-planned selling program in no way reduces or eliminates such person’s obligations under Section 16 of the Securities Exchange Act of 1934, as amended, including such person’s disclosure and short-swing trading liabilities thereunder. If any questions arise, such person should consult with their own counsel in designing a trading program.
9.Confidentiality Guidelines. To provide more effective protection against the inadvertent disclosure of material non-public information about the Company or the companies with which it does business, the Company has adopted the following guidelines in addition to the prohibition in paragraph 3 above. These guidelines are not intended to be exhaustive. Additional measures to secure the confidentiality of information should be undertaken as deemed necessary under the circumstances. If you have any doubt as to your responsibilities with respect to confidential information, please seek clarification and guidance from the Chief Legal Officer before you act. Do not try to resolve any uncertainties on your own.
The following guidelines establish procedures with which every employee, officer and director should comply in order to maximize the security of confidential information:
(a)Do not discuss any Company matter in public places, such as elevators, hallways, restrooms or eating facilities, where conversations might be overheard;
(b)Use passwords to restrict access to the information on computers;

(c)Limit access to particular physical areas where material non-public information is likely to be documented or discussed; and
(d)Maintain records in accordance with the Company’s document retention policy.
10.Authorized Disclosure of Material Non-Public Information. Under certain circumstances, the Chief Legal Officer may authorize the immediate release of material non- public information. If disclosure is authorized, the form and content of all public disclosures shall be approved by the Chief Legal Officer and Company legal counsel pursuant to the terms of the Company’s Fair Disclosure Policy. In the case of material non-public information which is not disclosed, such information is not to be disclosed or discussed except on a strict “need-to-know” basis. All requests for information, comments, or interviews (other than routine product inquiries) made to any officer, director or employee of the Company should be directed to the Chief Legal Officer, who will clear all proposed responses, which must be in compliance with the Company’s Fair Disclosure Policy. It is anticipated that most questions raised can be answered by the Chief Legal Officer or another company representative to whom the Chief Legal Officer refers the request. All officers, directors and employees must comply with the Company’s Fair Disclosure Policy and should not respond to such requests directly, unless expressly instructed otherwise by the Chief Legal Officer. In particular, great care should be taken not to comment on the Company’s expected future financial results. If the Company wishes to give some direction to investors or securities professionals, it must do so only in compliance with the Company’s Fair Disclosure Policy. All communications with representatives of the media and securities analysts shall be directed to the Chief Legal Officer.
11.Company Assistance. If you have any questions about specific information or proposed transactions, or as to the applicability or interpretation of this Insider Trading Policy or the propriety of any desired action, you are encouraged to contact the Chief Legal Officer.
12.Material Non-Public Information. This Insider Trading Policy also applies to Material Non-public Information relating to other companies, including the Company’s subsidiaries, as applicable, investors, vendors, suppliers or any other companies in which the Company may do business or enter into a transaction with (“Business Partners”), when that information is obtained in the course of employment with, or other services performed on behalf of, a Company subsidiary. Civil and criminal penalties, and termination of employment, may result from trading while in possession of Material Non-public Information regarding Business Partners. All individuals should treat Material Non-public Information about Business Partners with the same care required with respect to the Company’s Material Nonpublic Information including, without limitation, with respect to the Company’s potential or prospective investments in such other company.

13.Reporting Violations/Inquiries.
All individuals should refer suspected violations of this Insider Trading Policy to the Chief Legal Officer. Any person who has a question about this Insider Trading Policy or its application may obtain additional guidance from the Chief Legal Officer. Ultimately, however, the responsibility for adhering to this Insider Trading Policy and avoiding unlawful transactions rests with the individual employee or other applicable individual.

RITHM CAPITAL CORP.
SECOND AMENDED AND RESTATED PRE-CLEARANCE
AND BLACKOUT POLICY
The Company’s Second Amended and Restated Pre-Clearance and Blackout Policy (the “Pre-Clearance and Blackout Policy”) provides guidelines to all Company personnel, including employees, directors and officers, as to transactions in the Company’s securities and the handling of confidential information about the Company and the companies with which it does business. The Pre-Clearance and Blackout Policy also applies to employees of Rithm Capital Corp., a Delaware corporation (“Rithm”) and its subsidiaries as if they were employees of the Company. In addition to the restrictions contained in the Pre-Clearance and Blackout Policy, all personnel of Rithm Property Trust Inc. (the “Company”), as well as “designated employees” of Rithm, are subject to both the blackout period restrictions and the mandatory pre-clearance restrictions described below. The list of designated employees, as amended from time to time, shall be maintained by the Chief Legal Officer (the “Chief Legal Officer”) of Rithm.
Personnel with any questions about the application of these provisions when considering a transaction involving the Company’s securities, should contact the Chief Legal Officer or, in his or her absence, the Chief Financial Officer or Chief Executive Officer of the Company (whichever applies, the “Compliance Officer”) before undertaking the transaction and should follow the Compliance Officer’s instructions.
1.Blackout Period Trading Prohibition. The release of earnings is a particularly sensitive period of time for transactions in the Company’s shares, because officers, directors and employees may possess material non-public information about the expected financial results for the quarter. Accordingly, no officer or director of the Company or designated employee of Rithm may conduct transactions, including the purchase or sale, including any contract or offer to purchase or sell, purchase or sale through the use of derivative arranges, gift, pledge, or other transfer resulting in a change of beneficial ownership or investment decision making power; and participation in the decision to purchase or sell, including by recommending or advising such decision, of the Company’s securities during a “blackout period” for the quarter. The Company’s “blackout period” is in effect at all times in which the Company’s “trading window” is closed. The trading window will be scheduled to open at the beginning of the first trading day on the New York Stock Exchange following the Company’s filing with the SEC of the Company’s quarterly or annual financial reports or public release of quarterly or annual financial information (the “Earnings Release Date”). The trading window will be scheduled to close at the end of the last day of the second month of the quarter in which the window opened. The Chief Legal Officer, however, may modify the scheduled opening or closing date using his or her reasonable judgment. The Company, at the sole discretion of the Chief Legal Officer, shall have the right to (a) decline to open the window or otherwise prohibit trading in some or all of the Securities for some or all of the individuals covered by this policy at a time when the trading window would otherwise be open, (b) open the trading window for some or all individuals or otherwise allow trading in some or all Securities by some or all individuals at any time during which the trading window would otherwise be close, or (c) amend this policy. Affected individuals will be notified of any such changes or amendments. If an individual’s employment, or services as an officer or rector, terminates during a blackout period, the individual may not trade in the Company’s
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securities until that blackout period has ended. The Company will inform all officers, directors and employees of the anticipated date of public disclosure of each quarter’s financial results upon request.
From time to time, the Company may also determine that officers, directors and designated employees should suspend trading because of developments known to the Company and not yet disclosed to the public. In such event, such persons may not engage in any transaction involving the purchase or sale of the Company’s securities during such period and should not disclose to others the fact of such suspension of trading.
2.Caution When Trading Outside Blackout Periods. Even outside of the blackout period trading prohibition, any person possessing material non-public information concerning the Company should not engage in any transactions in the Company’s securities until the market opens on the day after such information has been made public, whether or not the Company has recommended a suspension of trading to that person. If an officer, director or employee is aware of material non-public information when his or her employment or services as an officer or director terminates, the individual may not trade in the Company’s securities until that information has become public or is no longer material. Trading in the Company’s securities outside of the blackout period should not be considered a “safe harbor,” and all employees, officers and directors should use good judgment at all times to make sure that their trades are not effected while they are in possession of material non-public information about the Company.
3.Mandatory Pre-clearance of Transactions. Prior to any transaction involving the Company’s securities, all personnel of the Company and designated employees of Rithm must receive pre-clearance from the Chief Legal Officer pursuant to the procedures set forth in the Company’s Section 16 Compliance Program. The Chief Legal Officer will make every effort to respond to requests for pre-clearance as quickly and expeditiously as possible. Clearance of a Transaction is valid for one (1) business day. If the transaction order is not placed and executed within one (1) business day, clearance of the transaction must be re-requested. If clearance is denied, the fact of such denial must be kept confidential by the Covered Person requesting such clearance.
4.Reporting Violations/Inquiries. All individuals should refer suspected violations of this Pre-Clearance and Blackout Policy to the Chief Legal Officer. Any person who has a question about this Pre-Clearance and Blackout Policy or its application may obtain additional guidance from the Chief Legal Officer. Ultimately, however, the responsibility for adhering to this Pre-Clearance and Blackout Policy and avoiding unlawful transactions rests with the individual employee or other applicable individual.

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RITHM PROPERTY TRUST INC.
SECTION 16 COMPLIANCE PROGRAM
As a director, officer or designated employee (collectively, an “Insider”) of Rithm Property Trust Inc. (the “Company”), you are subject to the restrictions of the Company’s Section 16 Compliance Program. Pursuant to federal securities laws, compliance with the ownership, reporting and short-swing trading provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is the responsibility of each Insider. However, in view of the complexity of the rules in this area and in order to reduce the likelihood of unintentional reporting or trading violations, the Company has established this Section 16 Compliance Program to assist its Insiders in meeting their Section 16(a) reporting responsibilities and to help avoid liability for Section 16(b) short-swing trading. This program has been implemented by the Company for several reasons:
•to provide a mechanism for reminding Insiders of the risks of their reporting obligations and the risks of short-swing profit liability;
•to assist Insiders in complying on a timely basis with the often complex Section 16(a) reporting requirements; and
•to minimize Section 16(a) reporting violations that must be disclosed in the Company’s proxy statement and Form 10-K.
The highlights of the Section 16 Compliance Program, each of which is discussed separately below, include (i) the designation of a compliance officer, (ii) a mandatory pre- clearance procedure for all transactions in Company securities by Insiders and their family members, (iii) a power of attorney from all Insiders to enable designated Company officials to sign a report on behalf of an Insider, (iv) obtaining or verifying an EDGAR filing number for each Insider, and (v) periodic preventive e-mail alerts.
You must continue to comply with other federal laws in addition to Section 16 that apply to transactions in securities. As an Insider you may be considered an “affiliate” of the Company. As an affiliate you must comply with all applicable requirements of Rule 144 before you sell Company securities. In addition, you must refrain from trading in the Company’s securities if you are in possession of material non-public information. In this regard, you are reminded of the Company’s policies and procedures with respect to your securities trading activities, including, but not limited to, the Company’s Pre-clearance and Blackout Policy and Insider Trading Policy. If you have any questions or need advice regarding the propriety, timing or other aspects of securities transactions other than Section 16 concerns, you should contact the Chief Legal Officer (the “Chief Legal Officer”) of Rithm Capital Corp., a Delaware corporation (“Rithm”) identified below. Certain of the Chief Legal Officer’s tasks hereunder may be delegated to another employee or agent of the Company.
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I.COMPLIANCE OFFICER
We have designated David Zeiden as the Chief Legal Officer to assist you in the preparation and filing of your Section 16(a) reports as well as to assist you with Section 16(b) issues. You may reach the Chief Legal Officer by telephone at 323-203-7960 or by email at dzeiden@rithmcap.com.
As previously noted, compliance with the Section 16 rules is your personal responsibility, and accordingly, you may prepare and file all required reports yourself. However, because most transactions you effect in the Company’s securities will require a filing of Form 4 within two (2) business days after the transaction occurs, the Company has implemented the following procedures to assist you. Remember that under SEC rules, if you file reporting forms late or fail to file at all, the Company is required by law to disclose your name as a late filer in the Company’s Form 10-K as well as in the proxy statement. Other significant penalties may apply.
II.MANDATORY PRE-CLEARANCE PROCEDURE
Company Insiders and any other persons designated by the Chief Legal Officer as being subject to the Company’s pre-clearance procedures, together with their “immediate family” members and entities controlled by them, may not engage in any transaction involving the Company’s securities (including a purchase or sale of the Company’s securities, a gift, a loan or pledge, a contribution to a trust, or any other transfer of such securities) without first obtaining pre-clearance of the transaction from the Chief Legal Officer. “Immediate family” means any spouse, child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother or father-in-law, son or daughter-in-law, or brother or sister-in-law (as well as other adoptive relationships) who shares your same household.
A request for pre-clearance should be submitted to the Chief Legal Officer at least two (2) days in advance of the proposed transaction by submitting the Request for Pre-Clearance Form attached hereto as Appendix A. The Chief Legal Officer will then determine whether the transaction may proceed and, if so, assist you in complying with the new reporting requirements.
Any person subject to the pre-clearance requirements who wishes to implement a trading program pursuant to Rule 10b5-1 of the Exchange Act must first pre-clear the trading program with the Chief Legal Officer. As required by Rule 10b5-1, you may enter into a trading program only when you are not in possession of material nonpublic information about the Company or its securities. In addition, you may not enter into a trading program during a blackout period. Transactions effected pursuant to a pre-cleared trading program will not require further pre- clearance at the time of the transaction if the program specifies the dates, prices and amounts of the contemplated trades, or establishes a formula for determining the dates, prices and amounts.
III.FILING OF REPORTS; POWER OF ATTORNEY
Upon receipt of the Request for Pre-Clearance Form and the subsequent determination by the Chief Legal Officer that you may effect the transaction, the Chief Legal Officer will prepare on your behalf a Form 4 for the transaction, if required. The Form 4 will then be faxed or e- mailed to you for your immediate review. If you will not be available to receive the Form 4 at
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your regular fax number or e-mail address, please provide alternative contact information on your Request for Pre-Clearance Form. Remember that the Form 4 must be filed with the SEC electronically via EDGAR within two (2) business days of the reportable transaction (i.e., received by the SEC by 10:00 p.m. Eastern time on the second business day after the trade date). Therefore, you will need to review your Form 4 promptly and notify the Chief Legal Officer immediately of any changes that should be made to the form. If you do not contact the Chief Legal Officer in a timely fashion, we will assume that you have approved the content of the Form 4 and the execution and filing of it on your behalf.
In addition, at the end of each fiscal year, the Chief Legal Officer will send you a Form 5 filing reminder which you should promptly complete, sign and return to the Chief Legal Officer, if required. The Chief Legal Officer will then prepare a Form 5 on your behalf if a Form 5 is required, and will fax or e-mail the Form 5 to you for review and for subsequent filing by the Company in accordance with the above procedures.
In order to enable the Company to prepare and file Forms 4 and 5 on a timely basis, it is imperative that you sign and return immediately (to the extent that you haven’t already) the enclosed Power of Attorney attached hereto as Appendix B.
While the Company’s Section 16 compliance program is designed to assist Insiders to comply with Section 16, you should recognize that it will remain your obligation to see that your filings are made timely and correctly, and that you do not engage in unlawful short-swing transactions. The Company cannot and does not assume any legal responsibility in this regard.
IV.EDGAR FILING CODES
In order to meet the short filing deadline and comply with the requirement that all Form 4s should be filed electronically, you will need to procure an EDGAR filing number if you do not already have one. Please provide the Chief Legal Officer with your EDGAR filing number, or if you do not currently have a personal EDGAR filing number, please let the Chief Legal Officer know.
V.PERIODIC PREVENTIVE EMAIL ALERTS/REMINDERS
Because the risk of inadvertent Form 4 filing violations is so high and because public scrutiny has been heightened, we may send you periodic preventive Reminders and Alerts during the course of the year.

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Appendix A
REQUEST FOR PRE-CLEARANCE
Rithm Property Trust Inc.
Request For Pre-clearance
To:    Chief Legal Officer

Proposed acquisitions or dispositions: (Include all purchases, sales, gifts, transfers, etc.)
Owner (direct, or name of indirect owner)	Proposed Transaction Date (see below)	Proposed Transaction Code (see below)	Number of Shares to be Acquired	Number of Shares to be Disposed of	Proposed Purchase or Sale Price (if known) (per unit)

TRANSACTION CODE: (P) Open Market or Private Purchase (G) Gift (S) Open Market or Private Sale (U) Tender of Shares (J) Other Acquisition or Disposition (specify) (Q) Transfer Pursuant to Divorce
TRANSACTION DATE:

(1) Brokerage transactions – anticipated trade date
(2) Other purchases and sales – date on which firm commitment is made
(3) Option and SAR exercises – anticipated date of exercise
(4) Conversions – anticipated date of surrender of convertible security
(5) Gifts - date on which gift is made

By signing below, I hereby request pre-clearance to complete the transaction contemplated above.
Date:_________	Signature:________________________

Fax Number or Email for Draft Form 4:_____________________	Print Name:________________________

Received:	Pre-cleared:
By: ________________________________________	By: _____________________________
Chief Legal Officer	Chief Legal Officer
Date:____________________	Date:____________________
Form 4 Provided to Insider for Approval:	Form 4 Filed:
ٱEmail ٱTelephonically ٱ Fax
By:_________________________	By:_________________________
Date:_________________________	Date:_________________________

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Appendix B
POWER OF ATTORNEY
POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of [ __ ] and [ ____ ], each acting individually, as the undersigned’s true and lawful attorney-in-fact, with full power and authority as hereinafter described, to:
1.prepare, execute, deliver and file for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Rithm Property Trust Inc. (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder as amended from time to time (the “Exchange Act”);
2.do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, including any electronic filing thereof, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority;
3.seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and
4.take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney- in-fact may approve in such attorney-in-fact’s discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in- fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the responsibility to file the Forms 3, 4 and 5 are the responsibility of the undersigned, and the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act. The undersigned further acknowledges and agrees that the attorneys-in-fact and the Company are relying on written and oral information provided by the undersigned to complete such forms and the undersigned is responsible for reviewing the completed forms prior to their filing. The attorneys-in-fact and the Company are not responsible for any errors or omissions in such filings. The attorneys-in-fact and the Company are not responsible for determining whether or not the transactions reported could be matched with any other transactions for the purpose of determining liability for short-swing profits under Section 16(b).
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this __ day of ____ 20_.

Signature: _____________
Print Name: _____________

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